UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 25, 2010

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

P.O. Box 309, Ugland House,
Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 25, 2010, Seagate Technology (US) Holdings, Inc. (“STUS”), a Delaware corporation and an indirect wholly-owned subsidiary of Seagate Technology, gave notice to holders of its 5.75% Convertible Subordinated Debentures due March 2012 (the “5.75% Notes”) and its 2.375% Convertible Senior Notes due August 2012 (the “2.375% Notes”) that it will call for redemption the entire $33,159,000 outstanding aggregate principal amount of the 5.75% Notes and the entire $326,000,000 outstanding aggregate principal amount of the 2.375% Notes.  The 5.75% Notes will be redeemed for cash on July 27, 2010 at 100% of their principal amount, plus accrued and unpaid interest to the redemption date. The 2.375% Notes will be redeemed for cash on August 20, 2010 at a redemption price equal to 100.68% of their principal amount, plus accrued and unpaid interest to the redemption date.

On and after the applicable redemption date, the 5.75% Notes and the 2.375% Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the 5.75% Notes and the 2.375% Notes, other than the right to receive the applicable redemption price, will cease.

The 5.75% Notes and the 2.375% Notes were originally issued by Maxtor Corporation (“Maxtor”).  On June 1, 2009, STUS and Maxtor entered into supplemental indentures pursuant to which STUS succeeded to Maxtor as issuer under the 5.75% Notes and the 2.375% Notes.

The notices are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice to Holders of 5.75% Convertible Subordinated Debentures Due 2012 Regarding Full Optional Redemption, dated June 25, 2010

99.2	Notice to Holders of 2.375% Convertible Senior Notes Due 2012 Regarding Full Optional Redemption, dated June 25, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: June 25, 2010

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